SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 5, 2007

Date of Report

March 5, 2007

(Date of earliest event reported)

INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50164	87-0618756
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Unit 3506, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

(Address of principal executive offices, including zip code)

   (852) 3102 1602

(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 5, 2007, the Company appointed two new non-executive directors to serve on its Board of Directors.

TAY, Siew Leng.

Mr. Tay, 39 years old, is the Managing Director and one of founders of Superior Precision Engineering (Wuxi) Co., Ltd. (“SPE”).  Prior to establishment of SPE, Mr. Tay was the Executive Director of the Toyoplas Group from July 2000 to July 2005. During the period from 1993 to 2000, Mr. Tay held various positions in Daiho Group and was the manager of the company from 1995 to 2000 in Business Development and Production Control Department.  Before joining Daiho group, he was the Department Head of a High School in Malaysia. Mr. Tay holds a Masters degree in Business Administration from Strathclyde Graduate Business School, Scotland.

 QIAN Jian Yu, Mike.

Mr. Qian, 43 years old, is the General Manager and founder of Shanghai Boda Electronics Co., Ltd. (“Boda”).  Prior to the establishment of Boda in September 2001, Mr. Qian worked for Arrow Electronics China Limited from 1998 to 2001. From 1986 to 1998, Mr. Qian worked for the Shanghai Space Bureau. Mr. Qian graduated from Nanjing University in 1986.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Date: March 5, 2007

By: /s/ William Yan Sui Hui

William Yan Sui Hui

Chief Executive Officer and

Chief Financial Officer